Exhibit 10.1

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
This amended and restated employment agreement (this “Agreement”) dated November 13, 2025 (the “Effective Date”) by and between Hudson Talent Solutions, LLC (the “Company”), a wholly owned division of Star Equity Holdings, Inc. (“Star”), and Jacob Zabkowicz (the “Executive”).
WHEREAS the Company and Executive entered into an Executive Employment Agreement dated as of October 6, 2023 (the “Prior Agreement”); and
WHEREAS the Company and Executive wish to amend and restate the Prior Agreement as provided herein;
NOW, THEREFORE, in consideration of the conditions and mutual covenants contained in this Agreement, the parties agree as follows:
1.    Employment. During the Term:
(a)    The Company will continue to employ the Executive as the Global Chief Executive Officer. The Executive will perform duties normally associated with such positions and/or other duties commensurate with the Executive’s position as may be assigned from time to time during the Term as defined in Section 2 below. The Executive shall perform such duties in a manner consistent with applicable laws and regulations, and any code of ethics, compliance manual, employee handbook or other policies and procedures adopted by the Company from time to time and subject to any written directives issued by the Company from time to time (the “Employment Guidelines”). If there is a conflict between this Agreement and the Employment Guidelines, this Agreement will control. Unless Executive and the Company agree in writing to another location, Executive will work remotely on a day-to-day basis, will report to Star’s principal offices in Old Greenwich, Connecticut, USA, as may be reasonably required from time to time, and will travel as required in connection with the performance of his duties hereunder.
(b)    The Executive shall be invited to attend all meetings of the Board of Directors (the “Board”) of Star as an observer, provided that the Board meeting is not an executive session of the Board or otherwise determined by the Board to be confidential. The Executive shall not be a member of the Board, unless the Board shall determine otherwise, in its sole discretion. The Executive may be requested to serve on the board of directors of the Company, or of one or more subsidiaries of the Company, and shall do so in connection with the performance of his duties hereunder for the duration of this Agreement without additional compensation. Provided, the removal of the Executive from any such board position shall not constitute Good Reason (as defined below).
(c)    The Executive must acknowledge receipt of the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) and confirm that the Executive will comply with the Code of Conduct. Failure to confirm compliance annually with the Company’s Code of

Conduct within a reasonable timeframe following the Executive’s receipt of a written request by the Company will justify termination for cause unless, at the sole discretion of Star’s Board, non-compliance is deemed non-material.
2.    Term of Employment. The Executive’s employment under this Agreement will continue until November 15, 2029, subject to earlier termination as provided in Section 7 (the “Term”). This Agreement and the Term will be automatically renewed and extended for periods of one (1) calendar year unless the Company or the Executive provides written notice no less than thirty (30) days prior to the expiration of the then-current Term of its or the Executive’s desire not to renew this Agreement.
3.    Scope of Responsibilities and Duties. The Executive agrees to devote the Executive’s full business time, attention, efforts and energies to the performance of the Executive’s duties and responsibilities hereunder. While employed by the Company, the Executive may not engage in any employment other than for the Company, in any conflicting or competing business activities, or have any financial interest, directly or indirectly, in any business competing with the Company or otherwise engaged in the business of the Company or its affiliates. The foregoing does not prevent the Executive from (1) serving on the board of directors of another organization with the written consent of the Board (board memberships existing prior to the execution of this Agreement are exempt provided Executive has notified the Company in writing of such directorship prior to the date Executive executes this Agreement); (2) managing Executive’s personal investments, provided that such investments and activities do not materially interfere with the Executive’s performance of Executive’s duties and responsibilities hereunder; (3) holding any (i) debt or equity securities that are less than five (5%) percent of any class of the issuer’s debt or equity securities, (ii) any securities of the Company, (iii) any debt or equity or other securities held directly or indirectly by Executive prior to the execution of this Agreement, or (iv) any debt or equity or other security acquired or held with the Board’s affirmative approval; or (4) remaining as the owner of Rocky Bluff Outfitters LLC, Rocky Bluff Lodge LLC, and Rocky Bluff Properties LLC.
4.    Compensation and Benefits. The Company will provide the Executive with the following compensation and benefits during the Term:
(a)    The Company will pay the Executive a salary of $450,000 on an annualized basis, payable in accordance with the payroll practices of the Company in effect from time to time, and less such taxes and other deductions required by applicable law or authorized by the Executive (as adjusted from time to time, the “Base Salary”). The Executive’s Base Salary may be increased at any time by the Compensation Committee of the Board but shall not be decreased during the term of this Agreement.
(b)    The Executive will be entitled to accrue paid vacation at the rate of the greater of (i) four (4) weeks per year, or (ii) the vacation allowance as provided under the Company’s vacation plan that applies to similarly situated employees working at the office location at which the Executive is based, provided any change in the vacation allowance is approved by the Board upon recommendation of the Compensation Committee. In addition, the Company will provide the Executive with other benefits of employment offered, from time to time to similarly situated
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employees at the office location at which the Executive is based, provided such benefits are approved by the Board upon recommendation of the Compensation Committee.
(c)    The Executive will be eligible for an annual cash bonus of up to $250,000 and 15,000 shares of Series A Preferred Stock in Star Equity Holdings, Inc. (“Preferred Stock”) (which shall be equitably adjusted in the event liquidation preferences have changed), earned as of the end of each fiscal year, commencing with the fiscal year ending December 31, 2026, contingent on achievement of pre-established EBITDA goals, as determined by the Board or the Compensation Committee of the Board, and Executive’s continued employment with the Company through the last day of the fiscal year (“EBITDA Bonus”). The EBITDA Bonus for any fiscal year will be paid no later than March 15 of the following fiscal year. The EBITDA Bonus shall be determined based on the Adjusted EBITDA target and bonus payout curve, as shall be determined by the Compensation Committee or the Board of Directors on an annual basis.
(d)    The Executive will be eligible for an annual cash bonus of up to $250,000 and 15,000 shares of Preferred Stock (which shall be equitably adjusted in the event liquidation preferences have changed), earned as of the end of each fiscal year, commencing with the fiscal year ending December 31, 2026, contingent on achievement of pre-established revenue goals, as determined by the Board or the Compensation Committee of the Board, and Executive’s continued employment with the Company through the last day of the fiscal year (“Gross Profit Bonus”). The Gross Profit Bonus for any fiscal year will be paid no later than March 15 of the following fiscal year. The Preferred Stock granted under this Section 4(e) shall vest on the first anniversary of the grant date. The Gross Profit Bonus shall be determined based on the Adjusted Gross Profit target and bonus payout curve, as shall be determined by the Compensation Committee or the Board of Directors on an annual basis.
(e)    The Executive has received equity awards in the form of restricted stock units (the “RSUs”), which, upon vesting, will be settled in shares of the Company’s common stock, subject to the terms of the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan (the “Awards Plan”) and any award agreements issued to Executive under the Awards Plan. On the Effective Date of the Prior Agreement (as defined in the Prior Agreement), the Company granted the Executive RSUs that had a grant date fair market value equal to $1,000,000. On the first anniversary of the Effective Date of the Prior Agreement, the Company granted the Executive RSUs that had a grant date fair market value equal to $1,000,000. Each of the RSU grants hereunder shall vest 1/3 on the first anniversary of the applicable grant date, 1/3 on the second anniversary of the applicable grant date, and 1/3 on the third anniversary of the applicable grant date. On the date of this Agreement, the Company will grant the Executive RSUs that have a grant date fair market value equal to $667,000 which shall vest 1/3 on the first anniversary of the date of this Agreement, 1/3 on the second anniversary of the date of this Agreement, and 1/3 on the third anniversary of the date of this Agreement and a cash bonus of $333,000. Additionally, the $333,000 cash bonus shall be forfeited and must be repaid by the Executive in its entirety to the Company in the event the Executive terminates the Executive’s employment and this Agreement without Good Reason or the Company terminates the Executive’s employment and this Agreement for Cause prior to the first anniversary of the date of this Agreement, and 2/3 of
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the cash bonus shall be forfeited and must be repaid by the Executive to the Company in the event of such a termination any time after the first anniversary of the date of this Agreement and prior to or on the second anniversary of the date of this Agreement, and 1/3 of the cash bonus shall be forfeited and must be repaid by the Executive to the Company in the event of such a termination at any time after the second anniversary of the date of this Agreement and prior to or on the third anniversary of the date of this Agreement.
(f)    Executive is eligible to participate in the Hudson Talent Solutions, LLC Management Incentive Plan attached hereto as Attachment C. (the “MIP”), which is governed by and subject to the terms of such plan, and any award agreement(s) issued to Executive thereunder.
(g)    Executive received a one-time starting bonus of $470,000 (“Starting Bonus”) on the Effective Date of the Prior Agreement (as defined therein). If Executive’s employment terminates pursuant to Section 7(d) or (f) hereunder on or after the second anniversary of the Effective Date of the Prior Agreement but before the third anniversary of the Effective Date of the Prior Agreement (the “Final Due Date”), Executive must repay 1/3 of the Starting Bonus to the Company. Therefore, the Starting Bonus is not deemed fully earned unless and until Executive remains employed by Company for at least three years after the Effective Date of the Prior Agreement, or Executive’s employment ends pursuant to Section 7(a), (b), or (c) of this Agreement. Any suspension of full-time employment prior to the Final Due Date will automatically extend the Final Due Date, as well as applicable earlier dates on the second anniversary of the Effective Date of the Prior Agreement, in an amount of time equal to the period of such suspension. Any portion of the Starting Bonus which the Executive owes the Company under this Section 4(g) must be repaid to the Company upon the termination of Executive’s employment with the Company. Executive hereby authorizes the Company to deduct any amount of the Starting Bonus that Executive owes the Company under this Section 4(g) from Executive’s final compensation or other payments owed to the Executive by the Company under this Agreement at the time of the termination of Executive’s employment.
5.    Additional Agreements. The Executive’s employment hereunder is further contingent upon the Executive’s simultaneous execution of the Confidentiality, Non-Solicitation and Work Product Assignment Agreement and Mutual Agreement to Arbitrate Claims, which is attached as Attachment A and forms a part of this Agreement. To the extent there is any conflict between the terms of the Agreement and any of the terms of Attachment A or any other attachment, the terms of the Agreement will control.
6.    Representations and Warranties. The Executive represents and warrants as follows:
(a)    All information, oral and written, provided by the Executive during the employment process is accurate and true to the best of the Executive’s knowledge, and such information does not include any misleading or untrue statement.
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(b)    To the best of Executive’s knowledge, the Executive has never been the subject of any disciplinary action by any governmental agency, industry or self-regulatory body or any other employer, except as otherwise previously disclosed to the Company.
(c)    The execution, delivery and performance of this Agreement by the Executive and the Executive’s employment hereunder are not in violation of the terms, including any non- competition, non-disclosure, non-solicitation or confidentiality provisions, of any written or oral agreement, arrangement or understanding to which the Executive is a party or by which the Executive is bound, and Executive has provided the Company with a copy of all such written non- competition, non-disclosure, non-solicitation or confidentiality provisions.
(d)    The execution, delivery and performance of this Agreement by the Executive and the Executive’s employment hereunder are not in violation of any United States federal or state statute, rule, regulation, or other law, or any judgment, decree or order applicable or binding upon the Executive.
7.    Termination. This Agreement and the Executive’s employment may be terminated prior to the expiration of the Term as follows:
(a)    Death. If the Executive dies during the Term, this Agreement shall automatically terminate and the Company shall have no further obligation to the Executive or the Executive’s estate, except as follows: (i) the Company shall pay the Executive’s estate (or beneficiary, if applicable) that portion of the Base Salary and other compensation and benefits (including, but not limited to, EBITDA Bonus and Gross Profit Bonus, pro-rated through the date of termination assuming 100% of target bonus, amounts properly submitted for reimbursement and accrued but unused vacation) earned, but unpaid through the date on which the Executive’s termination occurs (the “Accrued Amounts”); and (ii) if Executive dies prior to the third anniversary of the Effective Date of the Prior Agreement, any RSUs under Section 4(e) that have already been granted under the Awards Plan as of the date of termination that remain unvested and any unvested shares of Preferred Stock shall be deemed fully vested. To the extent permitted under the Awards Plan and Code Section 409A, RSUs affected by this Section 7(a) shall be settled on the later of (A) the time the RSUs would normally be settled under Awards Plan and award agreement(s) thereunder or (B) the first business day after the forty-fifth (45th) day after the date of termination of employment. To the extent the acceleration of the award and/or vesting of any of the RSUs under this Section 7(a) would violate the terms of the Awards Plan, the Company shall satisfy the settlement of such deemed RSUs in an equivalent cash distribution to the Executive’s estate or beneficiary (if applicable). For the avoidance of doubt, Attachment B is not applicable to this type of termination. The Company shall pay these amounts by the later of thirty (30) days after the date of death, and the dates that they would otherwise have been paid under this Agreement.
(b)    Disability. If the Executive is unable to perform the Executive’s essential job duties and responsibilities due to mental or physical disability for a total of twelve (12) weeks, whether consecutive or not, during any rolling twelve (12) month period, the Company may terminate the Executive’s employment and this Agreement upon five (5) days’ written notice to the Executive. For purposes of this Agreement, the Executive will be considered disabled when
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the Company, with the advice of a qualified physician, reasonably acceptable to the Executive and the Company, determines that the Executive is physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing the Executive’s essential job duties, with or without reasonable accommodation. The Executive shall cooperate with the Company in obtaining the advice of a qualified physician regarding the Executive’s condition. In the event of termination pursuant to this Section 7(b), the Company will be relieved of all obligations under this Agreement, except that the Company will pay to the Executive the Accrued Amounts and, if the termination of Executive’s employment under this Section 7(b) occurs, any RSUs that have already been granted under the Awards Plan as of the date of termination that remain unvested and any unvested shares of Preferred Stock shall be deemed fully vested. To the extent permitted under the Awards Plan and Code Section 409A, RSUs affected by this Section 7(b) shall be settled on the later of (A) the time the RSUs would normally be settled under Awards Plan and award agreement(s) thereunder or (B) the first business day after the forty-fifth (45th) day after the date of termination of employment. To the extent the acceleration of the award and/or vesting of any of the RSUs under this Section 7(b) would violate the terms of the Awards Plan, the Company shall satisfy the settlement of such deemed RSUs in an equivalent cash distribution. For the avoidance of doubt, Attachment B is not applicable to this type of termination. The Company shall pay these amounts by the earlier of thirty (30) days after the date of termination of employment, and the dates that they otherwise would have been paid under this Agreement.
(c)    Discharge by the Company without Cause or Termination on Expiration or by the Executive for Good Reason. The Company may terminate the Executive and this Agreement at any time for any reason, including without Cause (as defined in Section 7(e) below), upon thirty (30) days’ written notice to the Executive. If the Company gives notice of non-renewal of employment within the 30- day period as provided in Section 2, it will be treated as a termination without Cause effective at the end of the Term. In addition, the Executive may terminate Executive’s employment and this Agreement at any time for Good Reason (as defined below).
Upon termination without Cause or for Good Reason, the Company will have no further liability to the Executive other than to provide the Executive with:
(i)    the Accrued Amounts, to be paid by the earlier of thirty (30) days after the date of termination of employment and the dates that they otherwise would have been paid under this Agreement;
(ii)    subject to the Executive’s execution of an unrevoked release and waiver agreement and covenant not to sue, substantially in the form attached hereto as Attachment B (the “Release”), a pro-rata portion of the EBITDA Bonus and the Gross Profit Bonus for the fiscal year during which the Executive’s termination occurs, calculated based on 100% achievement of respective targets, but pro-rated to reflect the number of full months worked during the fiscal year (the “Pro-Rata Bonus”), to be paid at the later of (A) the time the EBITDA Bonus and the Gross Profit Bonus would normally be paid under Sections 4(c) and 4(d) or (B) the first regular pay day after the forty-fifth (45th) day after the date of termination of employment;
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(iii)    subject to the Executive’s execution of the Release, if termination of Executive’s employment and this Agreement under this Section 7(c) occurs prior to the third anniversary of the Effective Date of the Prior Agreement any RSUs described in Section 4(e) which have not yet been granted under the Awards Plan as of the date of termination shall be deemed granted and fully vested, and any RSUs under Section 4(e) that have already been granted under the Awards Plan as of the date of termination that remain unvested shall be deemed fully vested. To the extent permitted under the Awards Plan and Code Section 409A, RSUs affected by this Section 7(c)(iii) shall be settled on the later of (A) the time the RSUs would normally be settled under Awards Plan and award agreement(s) thereunder or (B) the first business day after the forty-fifth (45th) day after the date of termination of employment. To the extent the acceleration of the award and/or vesting of any of the RSUs under this Section 7(c)(iii) would violate the terms of the Awards Plan, the Company shall satisfy the settlement of such deemed RSUs in an equivalent cash distribution;
(iv)    subject to the Executive’s execution of the Release, the equivalent of 1x the Base Salary, payable in equal installments commencing on the first regular pay day after the termination of the Executive’s employment with the Company and on each regular pay day thereafter through the 12-month anniversary of the termination; and
(v)    subject to the Executive’s execution of the Release, reimbursement for the Executive’s cost of COBRA premiums for health insurance continuation coverage (to the extent such premiums exceed the contributory cost for the same coverage that the Company charges active employees) through the 12-month anniversary of the termination or until his right to COBRA continuation expires, whichever is shorter, provided that Executive timely elects and is eligible for COBRA coverage.
For purposes of this Section 7 only, Good Reason shall be defined as: (i) any material changes in the Executive’s authority, duties and responsibilities which would result in the Executive no longer being the Chief Executive Officer of the Company, (ii) any material reduction of the Executive’s salary, aggregate incentive compensation opportunities or aggregate benefits, unless such changes are applied to all members of the Company’s leadership team and amount to less than a 10% reduction in total, or (iii) a material breach by the Company of this Agreement. No event or condition described in this Section 7(c) shall constitute Good Reason unless the Executive gives the Company written notice of Executive’s intention to terminate Executive’s employment for Good Reason and the grounds for such termination within ninety (90) days of the occurrence of such event and the initial existence of such condition and such grounds for termination are not cured by the Company within sixty (60) calendar days of its receipt of such notice.
(d)    Termination for Cause. The Company may terminate the Executive’s employment and this Agreement at any time for Cause as defined below. In such case, this Agreement and the Executive’s employment shall terminate immediately, and the Company shall have no further obligation to the Executive, except that the Company shall pay to the Executive the Accrued Amounts; for the avoidance of doubt, Attachment B is not applicable to this type of termination.
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(e)    Definition of Cause. For purposes of this Agreement, Cause shall be defined as:
(i)    the willful failure of the Executive to perform the Executive’s duties and obligations in any material respect (other than any failure resulting from Executive’s disability), which failure is not cured within thirty (30) days after receipt of formal, signed written notice thereof, provided that there shall be no obligation to provide any additional written notice if the Executive’s failure to perform is repeated and the Executive has previously received one (1) or more formal, signed written notices;
(ii)    intentional acts of dishonesty or willful misconduct by the Executive with respect to the Company;
(iii)    conviction of a felony, misdemeanor, or other offense the circumstances of which substantially relate to the circumstances of the Executive’s job, including but not limited to violation of any law involving dishonesty, disloyalty, or fraud, or entry of a plea of guilty or nolo contendere to such charge;
(iv)    repeated refusal to perform the reasonable and legal instructions of the Board;
(v)    material breach of this Agreement or Attachment A;
(vi)    failure to confirm compliance with the Company’s Code of Conduct after 10 days’ written notice requesting confirmation; or
(vii)    a violation of Section 6; provided, however, that if the Company or a court or arbitral authority of competent jurisdiction determines that Executive’s execution, delivery and performance of this Agreement violates the terms of Executive’s restrictive covenant obligations to his immediately prior employer despite Executive’s good faith efforts to comply with those restrictive covenant obligations, such determination shall not be considered “Cause”.
(f)    Resignation. Except as otherwise provided in Section 2, the Executive may voluntarily resign from employment at any time during the Term: (i) upon sixty (60) days written notice and in compliance with the provisions of Attachment A; or (ii) immediately in the event the Executive’s former employer has formally filed a complaint in court or has formally demanded arbitration, or the Company has determined that the Executive has acted in violation of Section 6, but in compliance with the provisions of Attachment A. In such event, the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Executive the Accrued Amounts, subject to any irrevocable deferral election then in effect; for the avoidance of doubt, Attachment B is not applicable to this type of termination. The Company shall pay these amounts by the earlier of thirty (30) days after the date of termination of employment and the dates that they would otherwise have been paid under this Agreement.
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(g)    Continuance of Obligations. The Executive remains obligated to comply with the Executive’s obligations and duties pursuant to Attachment A despite the termination of this Agreement and the Executive’s employment for any reason.
(h)    Cooperation. During employment and after the termination of this Agreement and the Executive’s employment for any reason, the Executive agrees to reasonably cooperate with and at the request of the Company in the defense or prosecution of any legal matter or claim in which the Company, any of its affiliates, or any of their past or present employees, agents, officers, directors, attorneys, successors or assigns, may be or become involved and which arises or arose during the Executive’s employment. The Executive will be reimbursed for any reasonable and pre-approved out-of- pocket expenses incurred thereby. Such cooperation will be without additional compensation if Executive is then employed by the Company and for reasonable mutually agreeable compensation if Executive is not then employed by the Company.
(i)    No Disparagement. During employment and after the termination of this Agreement and the Executive’s employment for any reason, the Executive agrees that the Executive will not knowingly take any action or make any statement or disclosure, whether written or oral, that disparages, criticizes, or is otherwise derogatory with respect to the Company or any of its affiliates, or any of their past or present employees, officers or directors. The Company will not knowingly disparage, criticize or otherwise make any derogatory statements regarding the Executive. For purposes of this Section 7(i) only, the term “Company” means only the Company’s executive officers and directors of the Company, and any person operating at the direction of the executive officers or directors of the Company. Nothing in this Section prohibits or restricts the Executive from: responding to any inquiry, or providing testimony, about this Agreement or its underlying facts and circumstances by or before any federal or state administrative or regulatory agency or authority; participating in Section 7 activity under the National Labor Relations Act; discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful, or from engaging in protected whistleblowing rights.
(j)    Directorships. The Executive agrees that the Company may, at any time and for any reason, remove the Executive from any directorship held with any subsidiary of the Company, and such removal will be effective immediately upon written notice to the Executive unless stated otherwise in such notice.
(k)    Power of Attorney. The Company may from time to time grant the Executive specific powers of attorney. The Company may at any time revoke the Executive’s power of attorney upon written notification to the Executive. Further, upon termination from the Company for any reason all powers of attorney are immediately and automatically revoked.
(l)    Administrative Leave. If (i) the Company notifies Executive that he will be terminated without Cause, (ii) the Executive provides notice of his resignation or termination of his employment for Good Reason or (iii) Executive or the Company provides notice of its or the Executive’s desire not to renew this Agreement, then the Company may place Executive on administrative leave contemporaneously with or at any time after delivery of such notice. During
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such administrative leave, the Company shall continue to provide Executive all of the compensation and benefits described in Section 4.
8.    Indemnification. The Company shall to the fullest extent permitted by the Company’s certificate of incorporation and bylaws in effect from time to time, subject to the conditions thereof, indemnify Executive against expenses, reasonable attorneys’ fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with: (i) any proceedings against him arising by reason of the fact that Executive is or was an agent or employee of the Company and (ii) any proceedings against him by his immediately prior employer involving alleged breach of any restrictive covenant obligations to his immediately prior employer.
9.    Severability. Whenever possible, each portion, provision or section of this Agreement will be interpreted in such a way as to be effective and valid under applicable law, but if any portion, provision or section of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other portions, provisions or sections. Rather, this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable portion, provision or section had never been contained herein.
10.    Complete Agreement. This Agreement, including Attachments A, B, and C, contains the complete agreement and understanding between the parties with respect to the matters covered herein and supersedes and preempts any prior understanding, agreement, or representation by or between the parties, written or oral, including the Prior Agreement.
11.    Additional Rights and Causes of Action. This Agreement, including Attachments A , B, and C is in addition to and does not in any way waive or detract from any rights or causes of action the Company may have relating to Confidential Information (as defined in Attachment A) or other protectable information or interests under statutory or common law or under any other agreement.
12.    Governing Law. Notwithstanding principles of conflicts of law of any jurisdiction to the contrary, all terms and provisions of this Agreement are to be construed and governed by the laws of the State of Wisconsin without regard to the laws of any other jurisdiction in which the Executive resides or performs any duties hereunder or where any violation of this Agreement occurs.
13.    Successors and Assigns.
(a)    This Agreement will inure to the benefit of and be enforceable by the Company and its successors and assigns. The Executive may not assign the Executive’s rights or delegate the Executive’s obligations hereunder.
(b)    The Company’s and Executive’s responsibilities under Sections 7, 8, 10, 11, 12, 13, 14, and 15 will survive termination of this Agreement.
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14.    Amendment; Waivers. This Agreement may not be amended unless it is in writing signed by both parties to this Agreement. The waiver by either the Executive or the Company of a breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the breaching party.
15.    Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of National Tax Counsel if any question as to the amount or requirement of any such withholding shall arise. In addition, if prior to the date of payment of any amount hereunder, the Federal Insurance Contributions Act (“FICA”) tax imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Internal Revenue Code of 1986 (the “Code”), where applicable, becomes due, a payment will be made to the Executive from the cash payments otherwise owing hereunder (without regard to the six-month delay if Executive) equal to the amount needed to pay the Executive’s portion of such tax, as well as withholding taxes resulting therefrom (including the additional taxes attributable to the pyramiding of such distributions and taxes), and any subsequent payment shall be reduced accordingly.
16.    Compliance with Code Section 409A.
(a)    This Agreement shall be construed, interpreted, and administered in a manner so that the benefits, payments and reimbursements under this Agreement or the plans, policies, or programs referred to in this Agreement that are nonqualified deferred compensation under Code Section 409A will satisfy the requirements of Code Section 409A and will not result in the imposition of additional tax under Code Section 409A.
(b)    To the extent that any benefits, payments, and reimbursements under this Agreement or the plans, policies, or programs referred to in this Agreement are nonqualified deferred compensation under Code Section 409A, are paid or provided during the six (6) months after the date of termination of employment and are paid or provided by virtue of the Executive’s termination of employment, the Company shall take the following actions. If the Executive is a “specified employee” under Code Section 409A on the date of termination of employment, and to the extent not otherwise provided in this Agreement or the plans, policies, or programs referred to in this Agreement, the Company shall withhold these benefits, payments, and reimbursements from the date of termination of employment through the end of the sixth month after the date of termination of employment (the “Mandatory Holdback Period”). The Company shall pay and provide these benefits, payments, and reimbursements in a single lump sum on the first business day of the seventh (7th) month after the date of termination of employment, or if earlier, no later than thirty days after the date of the Executive’s death after the date of termination of employment (the “Mandatory Delayed Payment Date”). If the Company withholds any in-kind benefit or reimbursement during the Mandatory Holdback Period, the Executive may pay the provider of the benefit or service and receive reimbursement on the Mandatory Delayed Payment Date.
(d)    The provisions of this Section 16 control over any conflicting provisions of this Agreement, or the plans, policies, or programs referred to in this Agreement.
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17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE THAT:
(a)    EACH HAS CAREFULLY READ THIS AGREEMENT;
(b)    EACH UNDERSTANDS ITS TERMS;
(c)    ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND THE EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT;
(d)    EACH HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE OTHER, OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF; AND
(e)    O’NEIL, CANNON, HOLLMAN, DEJONG & LAING S.C. (“OCHDL”) HAS REPRESENTED THE EXECUTIVE IN CONNECTION WITH THIS AGREEMENT. OCHDL HAS ALSO REPRESENTED THE EXECUTIVE AND THE COMPANY IN SEPARATE MATTERS. OCHDL HAS INDICATED THAT IT BELIEVES THAT THE FIRM’S REPRESENTATION OF THE COMPANY IN CERTAIN SEPARATE, UNRELATED MATTERS WILL NOT ADVERSELY AFFECT OR MATERIALLY LIMIT ITS ABILITY TO REPRESENT THE EXECUTIVE IN THIS MATTER. LIKEWISE, OCHDL HAS INDICATED THAT ITS REPRESENTATION OF THE EXECUTIVE IN THIS MATTER WILL NOT ADVERSELY AFFECT OR MATERIALLY LIMIT ITS ABILITY TO REPRESENT THE COMPANY WITH RESPECT TO THE SEPARATE, UNRELATED MATTERS NOW OR IN THE FUTURE. BY SIGNING THIS AGREEMENT, THE EXECUTIVE AND THE COMPANY CONSENT TO OCHDL REPRESENTING THE EXECUTIVE IN CONNECTION WITH THIS AGREEMENT.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
Jacob Zabkowicz    Hudson Talent Solutions, LLC

/s/ Jacob Zabkowicz                     /s/ Jeffrey Eberwein
Signature of Executive                Name: Jeffrey Eberwein
                            Title:    Manager

Jake Zabkowicz
Printed Name of Executive

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Attachment A
CONFIDENTIALITY, NON-SOLICITATION
AND WORK PRODUCT ASSIGNMENT AGREEMENT,
AND MUTUAL AGREEMENT TO ARBITRATE CLAIMS

As a material inducement to and in consideration of executive’s employment by Hudson Talent Solutions, LLC (individually and collectively with Hudson Talent Solutions, LLC’s past, present, and future parents, subsidiaries, affiliates, and related companies, “Hudson” or “the Company”)1, Jacob Zabkowicz (the “Executive”) agrees as follows:
1.    Confidential Information
1.1    Definition.
“Confidential Information” consists of all information or data relating to the business of Hudson, including but not limited to, business and financial information; new product development and technological data; personnel information and the identities of employees; the identities of clients and suppliers and prospective clients and suppliers; client lists and potential client lists; development, expansion and business strategies, plans and techniques; computer programs, devices, methods, techniques, processes and inventions; research and development activities; trade secrets as defined by applicable law and other materials (whether in written, graphic, audio, visual, electronic or other media, including computer software) developed by or on behalf of Hudson which is not generally known to the public, which Hudson has and will take precautions to maintain as confidential, and which derives at least a portion of its value to Hudson from its confidentiality. Additionally, Confidential Information includes information of any third- party doing business with Hudson (actively or prospectively) that Hudson or such third party identifies as being confidential. Confidential Information does not include any information already known to the Executive prior to any discussions with employees or directors of Hudson or information that is in the public domain or otherwise publicly available (other than as a result of a wrongful act by the Executive or of an agent or other employee of Hudson about which the Executive knew or should have known).
1.2    Agreement to Maintain the Confidentiality of Confidential Information.
The Executive acknowledges that, because of Executive’s employment by Hudson, Executive will have access to such Confidential Information and to additional Confidential Information which may be developed in the future. The Executive acknowledges that all Confidential Information is the exclusive property of Hudson, or in the case of Confidential Information of a third party, of such third party. The Executive agrees to hold all Confidential Information in trust for the benefit of the owner of such Confidential Information. The Executive further agrees that Executive will use Confidential Information for the sole purpose of performing Executive’s work for Hudson, and that during Executive’s employment
1Any reference in this Agreement to Hudson will be a reference also to each of its officers, directors, employees and agents, all subsidiary and affiliated entities, all benefit plans and benefit plans’ sponsors and administrators, fiduciaries, affiliates, and all successors and assigns of any of them.

with Hudson, and for two years after the termination of that employment for any reason in any country in which Hudson RPO conducts business during the 12-month period preceding the date of termination of Executive’s employment with Hudson, the Executive will not use for Executive’s benefit, or the benefit of others, or divulge or convey to any third party any Confidential Information obtained by the Executive during Executive’s employment by Hudson, unless it is pursuant to Hudson’s prior written permission.
1.3    Return of Property.
The Executive acknowledges that Executive has not acquired and will not acquire any right, title or interest in any Confidential Information or any portion thereof. The Executive agrees that upon termination of Executive’s employment for any reason, Executive will deliver to Hudson immediately, but in no event later that the last day of Executive’s employment, all documents, data, computer hardware, computer programs and all other materials, and all copies thereof, including but not limited to copies of data in electronic form such as disks, tape or media cards, that were obtained or made by the Executive during Executive’s employment with Hudson, which contain or relate to Confidential Information and will destroy all electronically stored versions of the foregoing. The Executive retains the right to retrieve and retain personal information.
1.4Permitted Disclosures.
Nothing contained in this Agreement, in any way, restricts or impedes the Executive from exercising their protected rights to the extent that such rights cannot be waived by agreement such as lawfully reporting possible violations of any law or regulation, or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, or from responding to or coopering in the investigation by any government agency, including, but not limited to, the Department of Labor, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the Department of Justice, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency. Nothing in this Agreement prevents the Executive from making other disclosures protected under any whistleblower provisions of law, or from reporting unlawful conduct, or from discussing the terms and conditions of the Executive’s employment as permitted by Section 7 of the National Labor Relations Act. The Executive does not need prior authorization from the Company to make such disclosures, nor to notify Employer of such disclosures. Otherwise, the Executive promises and agrees to promptly provide written notice to the Company if the Executive will disclose Confidential Information to any entity pursuant to a law/regulation, subpoena, order or investigation, in order to provide the Company sufficient time to attempt to protect the disclosure or its Confidential Information. The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed under seal in a lawsuit or other proceeding. Moreover, if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he may disclose a trade secret to his attorney and use the trade secret information in the court proceeding; provided, however that the Executive: (i) shall file any document containing the trade secret under seal; and (ii) shall not disclose the trade secret, except pursuant to a court order.
2.    Disclosure and Assignment of Inventions and Creative Works
The Executive agrees to promptly disclose in writing to Hudson all inventions, ideas, discoveries, developments, improvements, and innovations (collectively “Inventions”), whether or not patentable and all copyrightable works, including but not limited to computer software designs and programs (“Creative Works”) conceived, made or developed by the Executive, whether solely or together with others, during the period the Executive is employed by Hudson. The Executive agrees that all Inventions and all Creative Works, whether or not conceived or made during working hours, that: (a) relate directly to the business of Hudson or its actual or demonstrably anticipated research or development, or (b) result from the Executive’s work for Hudson, or (c) involve the use of any equipment, supplies, facilities, Confidential Information, or time of Hudson, are the exclusive property of Hudson. The Executive hereby assigns and agrees to assign all right, title and interest in and to all such Inventions and Creative Works to Hudson. The Executive understands that Executive is not required to assign to Hudson any Invention or Creative Work for which no equipment, supplies, facilities, Confidential Information or time of Hudson was used, unless such Invention or Creative Work relates directly to Hudson’s business or actual or demonstrably anticipated research and development, or results from any work performed by the Executive for Hudson.
3.    Future Restrictions and Notice
3.1    Non-Solicitation of Clients.
During the period of the Executive’s employment with Hudson and for a period of one year from the date of termination of such employment for any reason, the Executive agrees that Executive will not, directly or indirectly, for the Executive’s benefit or on behalf of any person, corporation, partnership or entity whatsoever, call on, solicit, perform services for, interfere with or endeavor to entice away from Hudson any client to whom Executive provides services at any time during the 12 month period preceding the date of termination of the Executive’s employment with Hudson; provided, however, that this Section 3.1 shall not preclude the Executive from providing services to any such client or prospective client that are beyond the scope of the services that Hudson provides to its clients.
3.2    Non-Solicitation of Employees.
For a period of one year after the date of termination of Executive’s employment with Hudson for any reason, the Executive agrees that Executive will not, directly or indirectly, for the Executive's benefit or on behalf of any person, corporation, partnership or entity whatsoever, hire, attempt to hire, solicit for employment or encourage the departure of any employee of Hudson, to leave employment with Hudson and provide similar services to a competitor of Hudson.

3.3    Notice to New Employer
For a period of one year after the date of termination of Executive’s employment with Hudson for any reason, the Executive agrees that Executive will bring the terms of this agreement to the attention of Executive’s new employer.
3.4    Acknowledgement
Executive acknowledges and agrees that the restrictions imposed by this Section 3 are reasonably necessary for the protection of the Company considering Executive’s position.
4.    Agreement to Arbitrate
4.1    Acknowledgment.
Hudson and the Executive (together the “Parties”) further recognize that differences may arise between either of them after or during Executive’s employment with Hudson.
The Parties understand and agree that by entering into this agreement to arbitrate claims, each anticipates gaining the benefit of arbitration as a speedy, impartial dispute-resolution procedure, and understands and agrees that both are voluntarily consenting to forego other types of litigation, except as specifically listed below in Section 4.3. Executive acknowledges that Executive’s agreement to submit to arbitration as described in this Agreement is in consideration of and is a material inducement to Executive’s employment by Hudson.
4.2    Claims Covered by this Agreement.
Hudson and Executive mutually consent to the resolution by arbitration of all claims or controversies (tort, contract or statutory), whether or not arising out of Executive’s employment (or its termination), that Hudson may have against Executive or that Executive may have against Hudson (“claims”). The claims covered by this Agreement include, but are not limited to, claims for wages, bonuses, overtime pay, or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims, including but not limited to, defamation, wrongful termination, invasion of privacy and intentional infliction of emotional distress; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, or medical condition or disability), harassment and/or retaliation; claims for benefits or the monetary equivalent of benefits (except where an employee benefit or pension plan specifies that its claims procedure is subject to an arbitration procedure different from this one); and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except claims excluded in the following Section 4.3.
4.3    Claims Not Covered by the Agreement.
Claims not covered by this Agreement include claims that Executive may have now or in the future for workers’ compensation or unemployment benefits. Also not covered are claims by Hudson based on criminal acts of Executive, and claims for injunctive or other equitable relief for: (a) breach or threatened breach of any non-solicitation, confidentiality and/or patent or invention assignment agreements; (b) unfair competition; or (c) the misappropriation, use and/or unauthorized disclosure of trade secrets or confidential information, as to each of which Executive understands and agrees that Hudson may immediately seek and obtain relief from a court of competent jurisdiction. Employee may seek a declaratory judgment from a court of competent jurisdiction with regard to any claims or allegations relating to the (a) breach or threatened breach of any non-solicitation, confidentiality, and/or patent or invention assignment agreements, (b) unfair competition; or (c) the misappropriation, use and/or unauthorized disclosure of trade secrets or confidential information.
4.4    Arbitration Procedures.
Hudson and Executive agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current employment dispute rules of the American Arbitration Association (“AAA”). Any arbitration shall be conducted in Milwaukee, Wisconsin, or such other location as Hudson and Executive may mutually agree in writing.
The arbitrator shall render a written award and opinion in the form typically rendered in arbitrations. The award shall be final and binding.
4.5    Arbitration Fees and Costs.
Hudson will pay the reasonable fees and costs of the arbitrator. Hudson and Executive will each pay their own respective costs and attorneys’ fees, if any. However, if either Party prevails on a statutory claim that affords the prevailing party attorneys’ fees, the arbitrator may award reasonable fees to the prevailing Party.
4.6    Requirements for Modification or Revocation.
This Agreement to arbitrate shall survive the termination of Executive’s employment. It may only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.
4.7    Sole and Entire Agreement.
This is the complete agreement of the parties on the subject of arbitration of disputes except for any arbitration agreement in connection with any pension or benefit plan. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject, not including the Executive’s Employment Agreement with Hudson, into which this Agreement is incorporated. Executive is not relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.
4.9    Construction.

If any provision, portion or section of this Agreement is judged to be void or otherwise unenforceable, in whole or in part, such judgment will not affect the validity of the remainder of this Agreement.
4.10    Not an Employment Agreement.
This Agreement is not and shall not be construed to create any contract of employment or guarantee of employment for any specific time or under any specific terms or conditions, express or implied.
5.    Miscellaneous
5.1    Enforcement.
If, at the time of enforcement of this Agreement, a court holds that any of the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area deemed reasonable under such circumstances will be substituted for the stated period, scope or area as contained in this Agreement. Because money damages may be an inadequate remedy for any breach of the Executive’s obligations under this Agreement, in the event the Executive breaches or threatens to breach this Agreement, Hudson, or any successors or assigns, may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance, or injunctive or other equitable relief in order to enforce or prevent any violations of this Agreement.
5.2    Severability.
Whenever possible, each provision of this Agreement will be interpreted in such a way as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under my applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provisions, but this Agreement and/or such provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
5.3    Additional Rights and Causes of Action.
This Agreement is in addition to and does not in any way waive or detract from any rights or causes of action Hudson or Executive may have relating to Confidential Information or other protectable information or interests under statutory or common law or under any other agreement.
5.4    Governing Law.
Notwithstanding principles of conflicts of law of any jurisdiction to the contrary, all terms and provisions to this Agreement are to be construed and governed by the laws of the

State of Wisconsin without regard to the laws of any other jurisdiction wherein the Executive resides or performs any duties hereunder or where any violation of this Agreement occurs.
5.5    Successors and Assigns.
The Agreement will inure to the benefit of and be enforceable by Hudson and its successors and assigns. The Executive may not assign the Executive’s rights or delegate the Executive’s obligations hereunder.
5.6    Amendment; Waivers.
This Agreement may not be amended unless it is in writing signed by both parties to this Agreement. The waiver by either the Executive or Hudson of a breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the breaching party.
HUDSON AND EXECUTIVE ACKNOWLEDGE THAT:
(a)    EACH HAS CAREFULLY READ THIS AGREEMENT;
(b)    EACH UNDERSTANDS ITS TERMS;
(c)    ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN HUDSON AND EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT; AND
(d)    EACH HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE OTHER, OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.
EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS BEEN GIVEN SUFFICIENT TIME AND OPPORTUNITY TO CONSIDER WHETHER TO SIGN THIS AGREEMENT AND EXECUTIVE HAS NOT BEEN FORCED OR COERCED INTO SIGNING THIS AGREEMENT.
IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality Agreement and Mutual Agreement to Arbitrate Claims.
Jacob Zabkowicz    Hudson Talent Solutions, LLC

/s/ Jake Zabkowicz                    /s/ Jeffrey Eberwein
Signature of Executive                Name: Jeffrey E. Eberwein
                            Title:    Manager
Jake Zabkowicz
Printed Name of Executive

November 13, 2025
Date

Attachment B
Separation and Release of Claims Agreement
This Separation and Release of Claims Agreement ("Agreement") is entered into by and between Hudson Talent Solutions, LLC (the "Employer"), on behalf of itself, its parents, subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the "Employer Group"), and Jacob Zabkowicz (the "Employee") (the Employer and the Employee are collectively referred to as the "Parties") as of [DATE] (the "Execution Date").
The Employee's last day of employment with the Employer was [DATE] (the "Separation Date"). After the Separation Date, the Employee will not represent and has not represented that the Employee is an employee, officer, attorney, agent, or representative of the Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Separation Date was the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Employer Group, including coverage under any benefit plans or programs sponsored by the Employer Group, as of the Separation Date.
The Employee agrees to not seek future employment with the Employer Group.
1.    Return of Property. The Employee warrants and represents that the Employee has returned all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files and storage devices, physical files, and any other Employer Group property in the Employee's possession. Employee further acknowledges and agrees that Employee no longer has access to and does not claim ownership of any of Employer Group’s cloud storage or social media accounts.
2.    Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee:
(a)    has not filed any claims, complaints, or actions of any kind against the Employer Group with any federal, state, or local court or government or administrative agency;
(b)    has not made any claims or allegations to the Employer Group related to unlawful employment practices, sexual harassment, sex discrimination, or sexual abuse, and that none of the payments set forth in this Agreement are related to any such claims or allegations;
(c)    has been properly paid for all hours worked for the Employer Group;

(d)    has received all salary, wages, commissions, bonuses, and other compensation due to the Employee, including the Employee’s final payroll check for all salary, bonus, or other amounts due through and including the Separation Date; and
(e)    has not engaged in any unlawful conduct relating to the business of the Employer Group.
If any of these statements is not true, the Employee cannot sign this Agreement and must notify the Employer immediately in writing of the statements that are not true. This notice will not automatically disqualify the Employee from receiving the benefits offered in this Agreement, but will require the Employer's further review and consideration.
3.    Separation Benefits. As consideration for the Employee's execution of, non-revocation of, and compliance with this Agreement, including the Employee's waiver and release of claims in Section 4, the Employer agrees to provide the following benefits to which the Employee is not otherwise entitled:
(a)    a pro-rata portion of the EBITDA Bonus and the Gross Profit Bonus, as those terms are defined in the Executive Employment Agreement executed on [DATE] (“Employment Agreement”), for fiscal year [YEAR], calculated based on 100% achievement of respective targets, but pro-rated to reflect the number of full months worked during the fiscal year (the “Pro-Rata Bonus”), to be paid at the later of (A) the time the EBITDA Bonus and the Gross Profit Bonus would normally be paid under Sections 4(c) and 4(d) of the Employment Agreement or (B) the first regular pay day after the forty-fifth (45th) day after the date of termination of employment;
(b)    any RSUs described in 4(e) of the Employment Agreement which have not yet been granted or vested as of the date of termination shall be granted and deemed vested, which shall be settled on the later of (A) the time the RSUs would normally be settled under Section 4(e) of the Employment Agreement or (B) the first business day after the forty-fifth (45th) day after the date of termination of employment;
(c)    the equivalent of 1x the Base Salary as defined in the Employment Agreement, payable in equal installments commencing on the first regular pay day after the termination of the Employee’s employment with the Company and on each regular pay day thereafter through the 12-month anniversary of the termination; and
(d)    reimbursement for the Employee’s cost of COBRA premiums for health insurance continuation coverage (to the extent such premiums exceed the contributory cost for the same coverage that the Employer charges active employees) through the 12- month anniversary of the termination or until his right to COBRA continuation expires, whichever is shorter; provided that Executive timely elects and is eligible for COBRA coverage.
Notwithstanding the foregoing, no payment shall be made or begin before the Effective Date of this Agreement.

The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement, including the general release contained in it. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement.
4.    Release.
(a)    Employee's General Release and Waiver of Claims
In exchange for the consideration provided in this Agreement, the Employee and the Employee's heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the "Releasors") irrevocably and unconditionally fully and forever waive, release, and discharge the Employer Group, including each member of the Employer Group's parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, and partners, in their corporate and individual capacities (collectively, the "Released Parties"), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown (collectively, "Claims"), that Releasors may have or have ever had against the Released Parties, or any of them, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee's execution of this Agreement, including, but not limited to:
(i)    any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)    any and all claims under the Wisconsin Fair Employment Act (WFEA), the Wisconsin Wage Claim and Payment Law, the Wisconsin Business Closing and Mass Layoff Law, the Wisconsin Cessation of Benefits Law, the

Wisconsin Family and Medical Leave Law (WFMLL), the Wisconsin Personnel Records Statute, the Wisconsin Employment Peace Act (WEPA), all including any amendments and their respective implementing regulations, and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(iii)    any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;
(iv)    any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, violation of biometric and data privacy laws, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and
(v)    any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.
However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or similar state or local administrative agencies, although the Employee waives any right to monetary relief related to any such filed charge or administrative complaint; (B) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers' compensation; (C) indemnification rights the Employee has against the Employer; and (D) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.
The Releasors specifically waive the protections of any law which provides that a general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
(b)    Specific Release of ADEA Claims

In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee's execution of this Agreement, arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:
(i)    the Employee has read this Agreement in its entirety and understands all of its terms;
(ii)    by this Agreement, the Employee has been advised in writing to consult with an attorney of the Employee's choosing and has consulted with such counsel as the Employee believed was necessary before signing this Agreement;
(iii)    the Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;
(iv)    the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;
(v)    the Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee's choice, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21- day period;
(vi)    the Employee understands that the Employee has seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to [NAME] at the Employer Group, [EMPLOYER ADDRESS] by overnight delivery before the end of this seven-day period; and
(vii)    the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement.
5.    Effective Date. This Agreement shall not become effective until the eighth (8th) day after the Employee signs, without revoking, this Agreement ("Effective Date"). No payments due to the Employee under this Agreement shall be made or begin before the Effective Date, and no payments are due to the Employee if he timely revokes this Agreement in accordance with Section 4(b)(vi).

6.    Employee affirms and agrees that he remains bound by the Confidentiality, Non- Solicitation and Work Product Assignment Agreement, and Mutual Agreement to Arbitrate Claims that he executed on [DATE].
7.    Cooperation. The parties agree that certain matters in which the Employee has been involved during the Employee's employment may need the Employee's cooperation with the Employer in the future. Accordingly, for a period of two years after the Separation Date, to the extent reasonably requested by the Employer, the Employee shall cooperate with the Employer regarding matters arising out of or related to the Employee's service to the Employer, provided that the Employer shall make reasonable efforts to minimize disruption of the Employee's other activities. The Employer shall reimburse the Employee for reasonable expenses incurred in connection with this cooperation.
8.    Remedies. In the event of a breach or threatened breach by the Employee of any provision of this Agreement, Employee hereby consents and agrees that money damages would not afford an adequate remedy and that Employer shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.
If the Employee fails to comply with any of the terms of this Agreement or post- employment obligations contained in it, the Employer may, in addition to any other available remedies, terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.
The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.
9.    Successors and Assigns.
(a)    Assignment by the Employer Group
The Employer Group may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Employer Group and its successors and assigns.
(b)    No Assignment by the Employee
The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.
10.    Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Employee's employment or termination of employment with Employer, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of Wisconsin (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply.
11.    Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Employer Group and Employee relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Employee's Confidentiality, Non-Solicitation and Work Product Assignment Agreement, and Mutual Agreement to Arbitrate Claims that he executed on [DATE] which shall remain in full force and effect.
12.    Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by [POSITION NAME] of the Employer. No waiver by any Party of any breach by any other party of any condition or provision of this Agreement to be performed by any other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by any Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.
13.    Severability. If any provision of this Agreement is found by a court or arbitral authority of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.
The Parties further agree that any such court or arbitral authority is expressly authorized to modify any such invalid, illegal, or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding on and enforceable against each of them.
14.    Interpretation. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.
15.    Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart's signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.
16.    No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employee or the Employer Group of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.
17.    Notices. All notices under this Agreement must be given in writing by overnight mail or other overnight delivery service at the addresses indicated in this Agreement or any other address designated in writing by either Party.
Notice to Employer Group:
[EMPLOYER'S GENERAL COUNSEL OR DESIGNATED REPRESENTATIVE[, EMAIL,] AND COMPANY ADDRESS]
Notice to the Employee:
[EMPLOYEE'S ADDRESS[, EMAIL,] AND CONTACT INFORMATION]
18.    Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, Employer Group makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer Group be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
19.    Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE'S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE

FURTHER ACKNOWLEDGES THAT THE EMPLOYEE'S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER GROUP FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

Jacob Zabkowicz    Hudson Talent Solutions, LLC

Signature of Executive                Name: Jeffrey Eberwein
                            Title: Manager

Printed Name of Executive

Attachment C
Management Incentive Plan (“MIP”) for Hudson Talent Solutions, LLC